UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

VENTRUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2013, we granted restricted stock units to four employees to more strongly incentivize them to successfully complete the development and to initiate the commercialization of our lead product candidate, VEN 307 (diltiazem), and to continue to strive to grow company value. We approved these grants after considerable deliberation, including consultation with an independent compensation consulting firm, on the best means to retain and incentivize our longer-term employees, all of whom have prior option grants that are significantly underwater. In approving these restricted stock units, the Board’s guiding principle was to create a program that is designed to incentivize management to generate a significant increase in total shareholder return as measured by sustained increases in our stock price.

We granted restricted stock units for an aggregate of 500,000 shares of our common stock in the following amounts to the following employees: Russell Ellison, our Chief Executive Officer, 200,000 shares; David Barrett, our Chief Financial Officer, 200,000 shares; Monil Shah, our Vice President of Clinical Research, 75,000 shares; and Diane Hague, our Controller, 25,000 shares.

Of the units, 25% vested immediately at grant. The remaining 75% will vest in equal 25% tranches if the 20 trading day volume-weighted average price of our common stock as reported on the NASDAQ Capital Market is at least $4.15, $5.15 and $6.15, respectively. The price thresholds were based on $1.00 increases over the 20 trading day volume-weighted average price of our common stock as reported on the NASDAQ Capital Market on April 3, 2013. The performance period for the unvested restricted stock units is June 30, 2016; if one or more of the stock price thresholds are not met by that date the unvested units will expire.

In the event of disability of any grantee prior to a vesting date, and if vesting is met, then a number of restricted stock units will vest as of the date of disability determined by multiplying the total number of restricted stock units by a fraction, the numerator of which is the number of full months included in the period from April 5, 2013 (the date of grant) through the date of disability and the denominator of which is the total number of full months included in the entire vesting period (reduced by any units that were vested and redeemed before the date of disability).

Each grantee elected to defer receipt of all shares issuable under the units, including the immediately vested shares, until the earliest of termination of employment, a change in control of Ventrus, or April 1, 2015. A change in control is defined as:

•	the acquisition by any one person or group acting in concert of more than 50% of the total fair market value or total voting power of our common stock;
•	the replacement of a majority of our board of directors during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of our board of directors; or
•	a change in the ownership of a substantial portion of our assets occurs if in a 12-month period any one person or more than one person acting as a group acquires from us assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of our assets immediately before the acquisition or acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTRUS BIOSCIENCES, INC.

Date: April 9, 2013	By:	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer